UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2024

EVENTIKO INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-239589	95-1535709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Woodmont Ln NW, #2639 Atlanta, GA 30318
(Address of Principal Executive Offices)

404-549-4542

Registrant’s telephone number, including area code

___________________________________________________

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01    Regulation FD Disclosure

On 6th March 2024, Eventiko Inc (the “Company”) announced the beta launch of AiHire, its entry into the online recruitment software space. AiHire’s website is located at www.Aihire-company.com.

The Company’s new management team hopes to leverage on the growing recruitment market and the rising demand for hiring services with the launch of AiHire. With AiHire, prospective recruiters can control the hiring process from a single dashboard. Services such as applicant tracking, jobs and teams management, interview scheduling, candidate hiring can be accessed. AiHire incorporates Artificial Intelligence technology, and takes advantage of machine learning and natural language processing to assist recruiters in the hiring and onboarding processes.

The Company hopes that the launch of AiHire will allow it to gain market share in the growing online recruitment space.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVENTIKO INC.

Date: March 6, 2024	By:	/s/ Yap Chin Liang
Name: Yap Chin Liang
Title: CEO

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